Exhibit 99.2

Philip Morris International Inc.

Glossary of Key Terms, Definitions
and Explanatory Notes; and

Select Financial Information and Reconciliations of
Non-GAAP Financial Measures

2025 Second-Quarter Results
July 22, 2025

Glossary of Key Terms, Definitions
and Explanatory Notes

General
•"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.
•Comparisons are made to the same prior-year period unless otherwise stated.
•References to total industry (or total market), PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated.
•As of the first quarter of 2022, total industry volume, PMI in-market sales volume and PMI market share for the following geographies include the cigarillo category in Japan: the total international market, EA, AU & PMI GTR Region, and Japanese domestic market.
•References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry (or total market) and market shares are PMI estimates for tax-paid products based on data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China. Past reported periods may be updated to ensure comparability and to incorporate the most current information for industry and market share reporting.
•"Combustible tobacco products" is the term PMI uses to refer to cigarettes and other tobacco products that are combusted.
•In-market sales or "IMS" is defined as sales to the trade channels, which serve the end legal age nicotine users. Depending on the market and distribution model, IMS may represent an estimate. Consequently, past reported periods may be updated to ensure comparability and to incorporate the most current information.
•From time to time, PMI’s shipment volumes and IMS are subject to the impact of distributor inventory movements (or wholesaler inventory movements in certain markets where PMI does not sell to distributors), and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes, IMS, certain estimated total industry/market volumes and estimated market share on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI's shipment volumes, IMS, estimated total industry/market volumes and estimated market share in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, improves the comparability of performance and trends for these measures over different reporting periods.
•Consumer offtake or offtake is the term PMI uses to refer to an approximation of purchases by consumers based on various market specific sources (e.g., Nielsen).
•"Total shipment volume" is defined as the combined total of cigarette, heated tobacco, oral smoke-free products (excluding snuff, snuff leaf and U.S. chew) and
e-vapor shipment volume in equivalent units, unless otherwise stated.
•"SSEA, CIS & MEA" stands for South & Southeast Asia, Commonwealth of Independent States, and Middle East & Africa.
•"EA, AU & PMI GTR" stands for East Asia, Australia and PMI Global Travel Retail.
•2025 volumes of nicotine pouches from U.S. based Global Travel Retail locations are recorded in Americas segment, financial impact is recorded in EA, AU & PMI GTR segment. No meaningful U.S. travel retail volumes in prior year.
•Following the sale of Vectura Group Ltd. on December 31, 2024, we updated our segment reporting in January 2025 by including the ongoing Wellness & Healthcare segment results in the Europe segment. In addition, PMI renamed its “PMI Duty Free” business to “PMI Global Travel Retail” effective in the first quarter of 2025. As a result of this change, our segment that includes our duty free business was renamed East Asia, Australia & PMI Global Travel Retail (“EA, AU & PMI GTR”). As of the first quarter of 2025, PMI began reporting on this basis.

•Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH) on March 22, 2019, PMI continues to report the volume and corresponding royalty revenues of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include Next, TEREA and VEEV. The volume and corresponding royalty revenues for these brands sold by RBH were not material to PMI for all periods presented.
•Within the tables and schedules presented throughout this earnings release, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes.
Financial
•"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of devices produced by third-party electronics manufacturing service providers. Estimated costs associated with device warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.
•"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.
•"Cost/Other" in the Consolidated Financial Summary table of total PMI and the four segments of this release reflects the currency and acquisition/divestiture-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including restructuring costs); and amortization and impairment of intangibles. “Cost/Other” also includes the currency and acquisition/divestiture-neutral net revenue variance, unrelated to volume/mix and price components, attributable to: fees for certain distribution rights billed to customers in certain markets in the SSEA, CIS & MEA Region.
•"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.
•"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding restructuring costs, impairment of intangibles, and unusual items.
•"Net debt" is defined as total debt, less cash and cash equivalents.
•Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and divestitures.
•Management reviews net revenues, gross profit, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, divestitures, restructuring costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI includes adjustments to add back amortization expense on acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. While amortization expense on acquisition related intangible assets is excluded in these adjusted measures, the net revenues generated from these acquired intangible assets are included in the company's adjusted measures, unless otherwise stated. Currency-neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.
•When PMI provides its expectation for adjusted net revenues, adjusted operating income and margin, adjusted earnings per share and adjusted operating cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as restructuring costs, amortization and impairment of acquired intangibles and other special items, changes in currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
•Non-GAAP measures used by PMI should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the "Select Financial Information and Reconciliations of Non-GAAP Financial Measures" section of this document.
•U.S. GAAP Treatment of a country as a Highly Inflationary Economy: following the categorization of a country by the International Practices Task Force of the Center for Audit Quality as having a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. For such countries, PMI accounts for the operations of its local affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates. Such treatment was effective July 1, 2018, for Argentina, April 1, 2022, for Turkey, and October 1, 2024 for Egypt.
•"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required to be reflected directly in the income statement. Adjustments reflect share price movements in PMI's investments in India and Sri Lanka.
•"Income tax impact associated with Swedish Match AB financing" reflects a deferred tax benefit (cost) for unrealized foreign currency losses (gains) on intercompany loans related to the Swedish Match acquisition financing reflected in PMI's consolidated statements of earnings. The underlying pre-tax foreign currency movements fully offset in the consolidated statements of earnings and were reflected as currency translation adjustments in PMI's consolidated statements of stockholders' (deficit) equity.
•Egypt sales tax charge: In the third quarter of 2024, following a ruling issued by the Higher Administrative Court in Egypt and subsequent evaluation of available remedies, PMI concluded that an adverse outcome was probable and recorded a pre-tax charge of $45 million in relation to tax assessments for general sales tax deducted on imported cutfiller for the years 2014 to 2016.
•Loss on Sale of Vectura Group: In September 2024, PMI announced the execution of a definitive agreement to sell Vectura to Molex Asia Holdings Ltd. On December 31, 2024, we completed the sale. As a result, PMI recorded a pre-tax loss in 2024 of $199 million, primarily related to an impairment charge of $198 million recorded in the third quarter related to Vectura's classification as held for sale.
Smoke-Free
•Smoke-free business ("SFB”) is the term PMI uses to refer to all of its smoke-free products. SFB also includes wellness and healthcare products, as well as consumer accessories, such as lighters and matches.
•Smoke-free products ("SFPs”) is the term PMI uses to refer to all of its products that provide nicotine without combusting tobacco, such as heat-not-burn, e-Vapor, and oral smokeless, and that therefore generate far lower levels of harmful chemicals. As such, these products have the potential to present less risk of harm versus continued smoking.
•Wellness and Healthcare products primarily refer to products associated with inhaled therapeutics and oral and intra-oral delivery systems.
•"Heated tobacco units" or "HTU" is the term PMI uses to refer to heated tobacco consumables, which include our BLENDS, DELIA, HEETS, HEETS Creations (defined collectively as "HEETS"), SENTIA, TEREA, TEREA CRAFTED, and TEREA Dimensions, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea). HTU's also include zero tobacco heat-not-burn consumables (LEVIA).
•Unless otherwise stated, market share for HTUs is defined as the in-market sales volume for HTUs as a percentage of the total estimated industry sales volume for cigarettes and HTUs. For Japan, total estimated industry sales volume also includes cigarillos.

•"Adjusted market share for HTUs" is defined as the total in-market sales volume for PMI HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs, excluding the impact of estimated distributor and wholesaler inventory movements.
•Unless otherwise stated, all references to IQOS are to PMI's IQOS devices and heated tobacco consumables.
•IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol.
•"PMI heat-not-burn products" or "PMI HTUs" or "IQOS HTUs" include licensed KT&G heat-not-burn products.
•“Total PMI SFPs users” is defined as the sum of “Total IQOS users”, “Total oral smokeless users", “Total e-Vapor users” of PMI products and considering “Poly-users across PMI SFPs categories”.
•“Total IQOS users” is defined as the estimated number of Legal Age (minimum 18 years1) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days.
The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:
•for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days;
•for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs.
•“Total PMI oral smokeless users” are defined as the estimated number of Legal Age (minimum 21 years in the U.S and minimum 18 years11outside the U.S) users of oral smokeless products who consumed at least one of PMI oral smokeless products (nicotine pouches in the U.S., and nicotine pouches or snus outside the U.S) over the past seven days.
•“Total PMI e-Vapor users” is defined as the estimated number of Legal Age (minimum 18 years1) users of e-Vapor products, who consumed at least one of PMI
e-Vapor products in the past seven days.
•“Poly-users across PMI SFPs categories” are defined as the estimated number of Legal Age (minimum 18 years1) users who used multiple PMI SFPs over the past seven days.
•The above SFPs user metrics reflect PMI estimates, which are based on PMI's proprietary Nicotine Containing Products Tracker (NCPT) in combination with SFP multicategory offtake volume trends. The NCPT methodology estimates rely on NCPT e-Vapor, oral smokeless (except the U.S.) and poly-usage data, which is calibrated using Total IQOS user data, leveraging our deep understanding of PMI’s heat-not-burn category and its size. Total PMI oral smokeless users in the U.S. are approximated through volume-based estimations, as NCPT data for the U.S. is not currently available.
Note: PMI SFPs user estimates are derived from sample-based estimations from NCPT at 95% Confidence Interval. The accuracy and reliability of PMI SFPs users estimates may vary based on sample size, market maturity and availability of information.
•"Oral smoke-free product volume" excludes snuff, snuff leaf and U.S. chew and is measured in cans or, for the purposes of total shipment volumes, in pouches or pouch equivalents.
•"Other Oral SFP volume" includes tobacco bits and chew bags.
11Minimum 18 years or older depending on market regulation

•Oral smoke-free products conversion: (i) nicotine pouches: 15 pouches per can in the U.S. and approximately 20 pouches per can outside the U.S.; (ii) snus products: weighted average 21 pouches equivalent per can; (iii) moist snuff products: weighted average 17 pouches equivalent per can; (iv) tobacco bits products: weighted average 30 pouches equivalent per can; (v) chew bags products: weighted average 20 pouches per can.
•E-vapor products conversion: one milliliter of e-vapor liquid equivalent to 10 units.

Select Financial Information and Reconciliations of Non-GAAP Financial Measures

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended		Diluted EPS	Six Months Ended
June 30,			June 30,
$ 1.95		2025 Diluted Earnings Per Share (1)	$ 3.67
$ 1.54		2024 Diluted Earnings Per Share (1)	$ 2.92
$ 0.41		Change	$ 0.75
26.6%		% Change	25.7%

		Reconciliation:
$ 1.54		2024 Diluted Earnings Per Share (1)	$ 2.92
—		2024 Restructuring charges	0.09
0.11		2024 Amortization of intangibles	0.17
—		2024 Impairment of other intangibles	0.01
0.02		2024 Income tax impact associated with Swedish Match AB financing	0.09
(0.08)		2024 Fair value adjustment for equity security investments	(0.15)
—		2024 Tax Items	(0.03)
(0.13)		2025 Restructuring charges	(0.13)
(0.03)		2025 Impairment of goodwill	(0.03)
(0.12)		2025 Amortization of intangibles	(0.24)
0.18		2025 Income tax impact associated with Swedish Match AB financing	0.24
0.17		2025 Fair value adjustment for equity security investments	0.26
(0.03)		2025 Tax Items	(0.03)
0.02		Currency	(0.05)
0.02		Interest	0.05
(0.03)		Change in tax rate	(0.06)
0.31		Operations (2)	0.56
$ 1.95		2025 Diluted Earnings Per Share (1)	$ 3.67

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Six Months Ended
June 30,			June 30,
2025	2024		2025	2024
$ 3,039	$ 2,406	Net Earnings attributable to PMI	$ 5,729	$ 4,554
8	7	Less: Distributed and undistributed earnings attributable to share-based payment awards (3)	16	14
$ 3,031	$ 2,399	Net Earnings for basic and diluted EPS	$ 5,713	$ 4,540

1,557	1,555	Weighted-average shares for basic EPS	1,556	1,554
1	1	Plus Contingently Issuable Performance Stock Units (3)	2	2
1,558	1,556	Weighted-average shares for diluted EPS	1,558	1,556

(2) Includes the impact of shares outstanding and share-based payments
(3) Including rounding adjustment
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2025	2024	% Change		2025	2024	% Change
$ 1.95	$ 1.54	26.6%	Reported Diluted EPS	$ 3.67	$ 2.92	25.7%
0.02			Less: Currency	(0.05)
$ 1.93	$ 1.54	25.3%	Reported Diluted EPS, excluding Currency	$ 3.72	$ 2.92	27.4%

Quarters Ended June 30,				Six Months Ended June 30,			Year Ended
2025	2024	% Change		2025	2024	% Change	2024
$ 1.95	$ 1.54	26.6%	Reported Diluted EPS	$ 3.67	$ 2.92	25.7%	$ 4.52
0.13	—		Restructuring charges	0.13	0.09		0.10
—	—		Egypt sales tax charge	—	—		0.03
—	—		Loss on sale of Vectura Group	—	—		0.13
0.03	—		Impairment of goodwill and other intangibles	0.03	0.01		0.01
0.12	0.11		Amortization of intangibles	0.24	0.17		0.40
—	—		Megapolis localization tax impact	—	—		0.05
(0.18)	0.02		Income tax impact associated with Swedish Match AB financing	(0.24)	0.09		0.14
(0.17)	(0.08)		Fair value adjustment for equity security investments	(0.26)	(0.15)		(0.27)
—	—		Impairment related to the RBH equity investment	—	—		1.49
0.03	—		Tax items	0.03	(0.03)		(0.03)
$ 1.91	$ 1.59	20.1%	Adjusted Diluted EPS	$ 3.60	$ 3.10	16.1%	$ 6.57
0.02			Less: Currency	(0.05)
$ 1.89	$ 1.59	18.9%	Adjusted Diluted EPS, excluding Currency	$ 3.65	$ 3.10	17.7%
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

								Schedule 3

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions / Divestitures	Net Revenues excl. Currency & Acquisitions / Divestitures	Quarters Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025					Combustible Tobacco	2024	% Change
$ 2,329	$ 47	$ 2,281	$ —	$ 2,281	Europe	$ 2,214	5.2%	3.1%	3.1%
2,504	—	2,504	—	2,504	SSEA, CIS & MEA	2,432	3.0%	3.0%	3.0%
600	3	597	—	597	EA, AU & PMI GTR	620	(3.2)%	(3.8)%	(3.8)%
547	(46)	593	—	593	Americas	592	(7.7)%	0.1%	0.1%
$ 5,979	$ 4	$ 5,975	$ —	$ 5,975	Total Combustible Tobacco	$ 5,858	2.1%	2.0%	2.0%

2025					Smoke-Free	2024	% Change
$ 1,905	$ 45	$ 1,861	$ (39)	$ 1,900	Europe	$ 1,681	13.3%	10.7%	13.0%
57	1	56	(39)	95	of which, Wellness & Healthcare	80	(28.7)%	(30.3)%	18.6%
422	19	403	—	403	SSEA, CIS & MEA	339	24.3%	18.8%	18.8%
1,108	6	1,102	—	1,102	EA, AU & PMI GTR	1,053	5.2%	4.7%	4.7%
725	(3)	728	—	728	Americas	537	35.1%	35.7%	35.7%
$ 4,161	$ 67	$ 4,094	$ (39)	$ 4,133	Total Smoke-Free	$ 3,610	15.2%	13.4%	14.5%

2025					PMI	2024	% Change
$ 4,234	$ 92	$ 4,142	$ (39)	$ 4,181	Europe	$ 3,895	8.7%	6.3%	7.3%
2,926	19	2,907	—	2,907	SSEA, CIS & MEA	2,771	5.6%	4.9%	4.9%
1,708	9	1,699	—	1,699	EA, AU & PMI GTR	1,673	2.1%	1.6%	1.6%
1,272	(49)	1,321	—	1,321	Americas	1,129	12.7%	17.0%	17.0%
$ 10,140	$ 71	$ 10,069	$ (39)	$ 10,108	Total PMI	$ 9,468	7.1%	6.3%	6.8%

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions / Divestitures	Net Revenues excl. Currency & Acquisitions / Divestitures	Six Months Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025					Combustible Tobacco	2024	% Change
$ 4,235	$ (21)	$ 4,256	$ —	$ 4,256	Europe	$ 4,145	2.2%	2.7%	2.7%
4,917	(74)	4,991	—	4,991	SSEA, CIS & MEA	4,778	2.9%	4.5%	4.5%
1,202	(16)	1,219	—	1,219	EA, AU & PMI GTR	1,217	(1.2)%	0.2%	0.2%
1,031	(92)	1,123	—	1,123	Americas	1,126	(8.4)%	(0.2)%	(0.2)%
$ 11,386	$ (203)	$ 11,589	$ —	$ 11,589	Total Combustible Tobacco	$ 11,265	1.1%	2.9%	2.9%

2025					Smoke-Free	2024	% Change
$ 3,559	$ (29)	$ 3,588	$ (88)	$ 3,676	Europe	$ 3,205	11.0%	11.9%	14.7%
109	(1)	109	(88)	197	of which, Wellness & Healthcare	170	(36.1)%	(35.6)%	16.1%
752	5	747	—	747	SSEA, CIS & MEA	651	15.4%	14.7%	14.7%
2,237	(37)	2,273	—	2,273	EA, AU & PMI GTR	2,140	4.5%	6.2%	6.2%
1,508	(5)	1,513	—	1,513	Americas	999	51.0%	51.4%	51.4%
$ 8,055	$ (66)	$ 8,121	$ (88)	$ 8,209	Total Smoke-Free	$ 6,996	15.1%	16.1%	17.3%

2025					PMI	2024	% Change
$ 7,794	$ (50)	$ 7,844	$ (88)	$ 7,932	Europe	$ 7,350	6.0%	6.7%	7.9%
5,669	(69)	5,738	—	5,738	SSEA, CIS & MEA	5,429	4.4%	5.7%	5.7%
3,439	(53)	3,492	—	3,492	EA, AU & PMI GTR	3,357	2.4%	4.0%	4.0%
2,539	(97)	2,636	—	2,636	Americas	2,125	19.5%	24.0%	24.0%
$ 19,441	$ (269)	$ 19,710	$ (88)	$ 19,798	Total PMI	$ 18,261	6.5%	7.9%	8.4%

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

												Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Gross Profit by Product Category to Adjusted Gross Profit, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Gross Profit	Special Items (1)	Adjusted Gross Profit	Currency	Adjusted Gross Profit excluding Currency	Acqui-sitions / Divestitures	Adjusted Gross Profit excl. Currency & Acquisitions / Divestitures	Quarters Ended June 30,	Gross Profit	Special Items (1)	Adjusted Gross Profit	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025								2024			% Change
$ 3,964	$ —	$ 3,964	$ (2)	$ 3,967	$ 11	$ 3,956	Combustible Tobacco	$ 3,774	$ —	$ 3,774	5.0%	5.1%	4.8%

2025								2024			% Change
$ 2,897	$ (6)	$ 2,902	$ 47	$ 2,855	$ (17)	$ 2,873	Smoke-Free	$ 2,349	$ (16)	$ 2,365	22.7%	20.8%	21.5%

2025								2024			% Change
$ 6,861	$ (6)	$ 6,867	$ 45	$ 6,822	$ (6)	$ 6,828	Total PMI	$ 6,123	$ (16)	$ 6,139	11.9%	11.1%	11.2%

(1) 2025 second-quarter reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold. 2024 second-quarter reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold.
Note: Sum of product categories and special items might not foot due to roundings.

												Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Gross Profit by Product Category to Adjusted Gross Profit, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Gross Profit	Special Items (1)	Adjusted Gross Profit	Currency	Adjusted Gross Profit excluding Currency	Acqui-sitions / Divestitures	Adjusted Gross Profit excl. Currency & Acquisitions / Divestitures	Six Months Ended June 30,	Gross Profit	Special Items (1)	Adjusted Gross Profit	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025								2024			% Change
$ 7,483	$ —	$ 7,483	$ (136)	$ 7,620	$ 31	$ 7,589	Combustible Tobacco	$ 7,226	$ —	$ 7,226	3.6%	5.4%	5.0%

2025								2024			% Change
$ 5,639	$ (11)	$ 5,649	$ (53)	$ 5,702	$ (48)	$ 5,750	Smoke-Free	$ 4,495	$ (32)	$ 4,527	24.8%	26.0%	27.0%

2025								2024			% Change
$ 13,122	$ (11)	$ 13,133	$ (189)	$ 13,322	$ (17)	$ 13,339	Total PMI	$ 11,721	$ (32)	$ 11,753	11.7%	13.3%	13.5%

(1) 2025 six months ended June 30 reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold. 2024 six months ended June 30 reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold.
Note: Sum of product categories and special items might not foot due to roundings.

								Schedule 7

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Operating Income	Currency	Operating Income excluding Currency	Acqui-sitions / Divestitures	Operating Income excluding Currency & Acquisitions / Divestitures		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025					Quarters Ended June 30,	2024	% Change
$ 1,668	$ 96	$ 1,572	$ 11	$ 1,561	Europe	$ 1,617	3.2%	(2.8)%	(3.5)%
1,000	(58)	1,058	12	1,046	SSEA, CIS & MEA	891	12.2%	18.7%	17.4%
853	29	824	—	824	EA, AU & PMI GTR	753	13.3%	9.4%	9.4%
191	(36)	227	—	227	Americas	183	4.4%	24.0%	24.0%
$ 3,712	$ 31	$ 3,681	$ 23	$ 3,658	Total PMI	$ 3,444	7.8%	6.9%	6.2%

2025					Six Months Ended June 30,	2024	% Change
$ 3,105	$ 25	$ 3,080	$ 35	$ 3,045	Europe	$ 3,028	2.5%	1.7%	0.6%
1,920	(38)	1,958	31	1,927	SSEA, CIS & MEA	1,663	15.5%	17.7%	15.9%
1,766	5	1,761	—	1,761	EA, AU & PMI GTR	1,516	16.5%	16.2%	16.2%
465	(74)	539	—	539	Americas	282	64.9%	91.1%	91.1%
$ 7,256	$ (82)	$ 7,338	$ 66	$ 7,272	Total PMI	$ 6,489	11.8%	13.1%	12.1%

												Schedule 8

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Operating Income	Special Items (1)	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions / Divestitures	Adjusted Operating Income excluding Currency & Acquisitions / Divestitures		Operating Income	Special Items (1)	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025							Quarters Ended June 30,	2024			% Change
$ 1,668	$ (331)	$ 2,000	$ 96	$ 1,904	$ 1	$ 1,903	Europe	$ 1,617	$ (54)	$ 1,672	19.6%	13.9%	13.8%
1,000	(4)	1,004	(58)	1,062	12	1,050	SSEA, CIS & MEA	891	(5)	896	12.1%	18.5%	17.2%
853	(1)	853	29	824	—	824	EA, AU & PMI GTR	753	(1)	753	13.3%	9.4%	9.4%
191	(198)	389	(36)	425	—	425	Americas	183	(152)	335	16.1%	26.9%	26.9%
$ 3,712	$ (534)	$ 4,246	$ 31	$ 4,215	$ 13	$ 4,202	Total PMI	$ 3,444	$ (212)	$ 3,656	16.1%	15.3%	14.9%

2025							Six Months Ended June 30,	2024			% Change
$ 3,105	$ (374)	$ 3,480	$ 25	$ 3,455	$(13)	$ 3,468	Europe	$ 3,028	$ (136)	$ 3,165	10.0%	9.2%	9.6%
1,920	(8)	1,928	(38)	1,966	31	1,935	SSEA, CIS & MEA	1,663	(10)	1,673	15.2%	17.5%	15.7%
1,766	(1)	1,767	5	1,762	—	1,762	EA, AU & PMI GTR	1,516	(1)	1,517	16.5%	16.2%	16.2%
465	(396)	861	(74)	935	—	935	Americas	282	(379)	661	30.3%	41.5%	41.5%
$ 7,256	$ (780)	$ 8,036	$ (82)	$ 8,118	$ 18	$ 8,100	Total PMI	$ 6,489	$ (527)	$ 7,016	14.5%	15.7%	15.4%

(1) See Schedule 9 and Schedule 10 for Special Items details
Note: Sum of product categories and special items might not foot due to roundings.

									Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
($ in millions) / (Unaudited)

	Quarters Ended June 30,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
PMI	2025	2024	Total	Excl. Curr. & Acquisitions / Divestitures	Total	Currency	Acquisitions / Divestitures	Price	Vol/Mix	Cost/Other
Reported Operating Income	$ 3,712	$ 3,444	7.8%	6.2%	$ 268	$ 31	$ 23	$ 420	$ 301	$ (507)
Restructuring charges	(243)	—	—%	—%	(243)	—	—	—	—	(243)
Impairment of goodwill	(41)	—	—%	—%	(41)	—	—	—	—	(41)
Amortization of intangibles	(250)	(212)	(17.9)%	(22.6)%	(38)	—	10	—	—	(48)
Adjusted Operating Income	$ 4,246	$ 3,656	16.1%	14.9%	$ 590	$ 31	$ 13	$ 420	$ 301	$ (175)

Europe
Reported Operating Income	$ 1,668	$ 1,617	3.2%	(3.5)%	$ 51	$ 96	$ 11	$ 211	$ 41	$ (308)
Restructuring charges	(243)	—	—%	—%	(243)	—	—	—	—	(243)
Impairment of goodwill	(41)	—	—%	—%	(41)	—	—	—	—	(41)
Amortization of intangibles	(47)	(54)	13.8%	(5.6)%	7	—	10	—	—	(3)
Adjusted Operating Income	$ 2,000	$ 1,672	19.6%	13.8%	$ 328	$ 96	$ 1	$ 211	$ 41	$ (21)

SSEA, CIS & MEA
Reported Operating Income	$ 1,000	$ 891	12.2%	17.4%	$ 109	$ (58)	$ 12	$ 174	$ 57	$ (76)
Amortization of intangibles	(4)	(5)	11.0%	11.0%	1	—	—	—	—	1
Adjusted Operating Income	$ 1,004	$ 896	12.1%	17.2%	$ 108	$ (58)	$ 12	$ 174	$ 57	$ (77)

EA, AU & PMI GTR
Reported Operating Income	$ 853	$ 753	13.3%	9.4%	$ 100	$ 29	$ —	$ 11	$ 49	$ 11
Amortization of intangibles	(1)	(1)	0.3%	0.3%	—	—	—	—	—	—
Adjusted Operating Income	$ 853	$ 753	13.3%	9.4%	$ 100	$ 29	$ —	$ 11	$ 49	$ 11

Americas
Reported Operating Income	$ 191	$ 183	4.4%	24.0%	$ 8	$ (36)	$ —	$ 24	$ 154	$ (134)
Amortization of intangibles	(198)	(152)	(30.3)%	(30.3)%	(46)	—	—	—	—	(46)
Adjusted Operating Income	$ 389	$ 335	16.1%	26.9%	$ 54	$ (36)	$ —	$ 24	$ 154	$ (88)

Note: Sum of special items might not foot due to roundings. Special items between -$0.5 million and +$0.5 million are not displayed by segment.

									Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
($ in millions) / (Unaudited)

	Six Months Ended June 30,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
PMI	2025	2024	Total	Excl. Curr. & Acquisitions / Divestitures	Total	Currency	Acquisitions / Divestitures	Price	Vol/Mix	Cost/Other
Reported Operating Income	$ 7,256	$ 6,489	11.8%	12.1%	$ 767	$ (82)	$ 66	$ 946	$ 751	$ (914)
Restructuring charges	(243)	(168)	(44.6)%	(44.6)%	(75)	—	—	—	—	(75)
Impairment of goodwill and other intangibles	(41)	(27)	(51.9)%	-(100)%	(14)	—	26	—	—	(40)
Amortization of intangibles	(496)	(332)	(49.4)%	(55.7)%	(164)	—	21	—	—	(185)
Adjusted Operating Income	$ 8,036	$ 7,016	14.5%	15.4%	$ 1,020	$ (82)	$ 19	$ 946	$ 751	$ (614)

Europe
Reported Operating Income	$ 3,105	$ 3,028	2.5%	0.6%	$ 77	$ 25	$ 35	$ 427	$ 87	$ (497)
Restructuring charges	(243)	—	—%	—%	(243)	—	—	—	—	(243)
Impairment of goodwill and other intangibles	(41)	(26)	(56.2)%	-(100)%	(15)	—	26	—	—	(41)
Amortization of intangibles	(89)	(110)	18.4%	(1.0)%	20	—	21	—	—	(1)
Adjusted Operating Income	$ 3,480	$ 3,165	10.0%	9.6%	$ 315	$ 25	$ (13)	$ 427	$ 87	$ (212)

SSEA, CIS & MEA
Reported Operating Income	$ 1,920	$ 1,663	15.5%	15.9%	$ 257	$ (38)	$ 31	$ 342	$ 134	$ (212)
Amortization of intangibles	(8)	(10)	13.8%	13.8%	1	—	—	—	—	1
Adjusted Operating Income	$ 1,928	$ 1,673	15.2%	15.7%	$ 255	$ (38)	$ 31	$ 342	$ 134	$ (213)

EA, AU & PMI GTR
Reported Operating Income	$ 1,766	$ 1,516	16.5%	16.2%	$ 250	$ 5	$ —	$ 33	$ 184	$ 28
Amortization of intangibles	(1)	(1)	0.4%	0.4%	—	—	—	—	—	—
Adjusted Operating Income	$ 1,767	$ 1,517	16.5%	16.2%	$ 250	$ 5	$ —	$ 33	$ 184	$ 28

Americas
Reported Operating Income	$ 465	$ 282	64.9%	91.1%	$ 183	$ (74)	$ —	$ 144	$ 346	$ (233)
Restructuring charges	—	(168)	+100%	+100%	168	—	—	—	—	168
Amortization of intangibles	(396)	(212)	(87.2)%	(87.2)%	(184)	—	—	—	—	(184)
Adjusted Operating Income	$ 861	$ 661	30.3%	41.5%	$ 200	$ (74)	$ —	$ 144	$ 346	$ (216)

Note: Sum of special items might not foot due to roundings. Special items between -$0.5 million and +$0.5 million are not displayed by segment.

														Schedule 11

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions / Divestitures (1)	Net Revenues excluding Currency & Acqui-sitions / Divestitures (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions / Divestitures		Adjusted Operating Income (1)	Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions / Divestitures

2025									Quarters Ended June 30,	2024			% Points Change
$ 2,000	$ 4,234	47.2%	$ 1,904	$ 4,142	46.0%	$ 1,903	$ 4,181	45.5%	Europe	$ 1,672	$ 3,895	42.9%	4.3	3.1	2.6
1,004	2,926	34.3%	1,062	2,907	36.5%	1,050	2,907	36.1%	SSEA, CIS & MEA	896	2,771	32.3%	2.0	4.2	3.8
853	1,708	49.9%	824	1,699	48.5%	824	1,699	48.5%	EA, AU & PMI GTR	753	1,673	45.0%	4.9	3.5	3.5
389	1,272	30.6%	425	1,321	32.2%	425	1,321	32.2%	Americas	335	1,129	29.7%	0.9	2.5	2.5
$ 4,246	$ 10,140	41.9%	$ 4,215	$ 10,069	41.9%	$ 4,202	$ 10,108	41.6%	Total PMI	$ 3,656	$ 9,468	38.6%	3.3	3.3	3.0

2025									Six Months Ended June 30,	2024			% Points Change
$ 3,480	$ 7,794	44.6%	$ 3,455	$ 7,844	44.0%	$ 3,468	$ 7,932	43.7%	Europe	$ 3,165	$ 7,350	43.1%	1.5	0.9	0.6
1,928	5,669	34.0%	1,966	5,738	34.3%	1,935	5,738	33.7%	SSEA, CIS & MEA	1,673	5,429	30.8%	3.2	3.5	2.9
1,767	3,439	51.4%	1,762	3,492	50.5%	1,762	3,492	50.5%	EA, AU & PMI GTR	1,517	3,357	45.2%	6.2	5.3	5.3
861	2,539	33.9%	935	2,636	35.5%	935	2,636	35.5%	Americas	661	2,125	31.1%	2.8	4.4	4.4
$ 8,036	$ 19,441	41.3%	$ 8,118	$ 19,710	41.2%	$ 8,100	$ 19,798	40.9%	Total PMI	$ 7,016	$ 18,261	38.4%	2.9	2.8	2.5

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 8
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedule 3 and 4

						Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2025	2024	Change Fav./(Unfav.)		2025	2024	Change Fav./(Unfav.)
$ 10,140	$ 9,468	7.1%	Net Revenues	$ 19,441	$ 18,261	6.5%
3,279	3,345	2.0%	Cost of sales	6,319	6,540	3.4%
6,861	6,123	12.1%	Gross profit	13,122	11,721	12.0%
3,108	2,679	(16.0)%	Marketing, administration and research costs	5,825	5,232	(11.3)%
41	—	—%	Impairment of goodwill	41	—	—%
3,712	3,444	7.8%	Operating Income	7,256	6,489	11.8%
277	329	15.8%	Interest expense, net	518	628	17.5%
11	14	21.4%	Pension and other employee benefit costs	23	29	20.7%
3,424	3,101	10.4%	Earnings before income taxes	6,715	5,832	15.1%
652	734	11.2%	Provision for income taxes	1,311	1,410	7.0%
(376)	(161)	+100%	Equity investments and securities (income)/loss, net	(581)	(352)	65.1%
3,148	2,528	24.5%	Net Earnings	5,985	4,774	25.4%
109	122	10.7%	Net Earnings attributable to noncontrolling interests	256	220	(16.4)%
$ 3,039	$ 2,406	26.3%	Net Earnings attributable to PMI	$ 5,729	$ 4,554	25.8%
			Per share data: (1)
$ 1.95	$ 1.54	26.6%	Basic Earnings Per Share	$ 3.67	$ 2.92	25.7%
$ 1.95	$ 1.54	26.6%	Diluted Earnings Per Share	$ 3.67	$ 2.92	25.7%

(1) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters ended June 30, 2025 and 2024 are shown on Schedule 1, Footnote 1

		Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions) / (Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$4,138	$4,216
All other current assets	19,226	15,954
Property, plant and equipment, net	8,043	7,310
Goodwill	17,225	16,600
Other intangible assets, net	11,382	11,327
Equity investments	3,352	2,654
Other assets	5,140	3,723
Total assets	$68,506	$61,784

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$2,540	$137
Current portion of long-term debt	6,491	3,392
All other current liabilities	19,117	19,386
Long-term debt	42,431	42,166
Deferred income taxes	2,152	2,517
Other long-term liabilities	5,787	4,056
Total liabilities	78,518	71,654

Total PMI stockholders' deficit	(11,966)	(11,750)
Noncontrolling interests	1,954	1,880
Total stockholders' (deficit) equity	(10,012)	(9,870)
Total liabilities and stockholders' (deficit) equity	$68,506	$61,784

				Schedule 14
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended June 30, 2025			Year Ended December 31, 2024
	July ~ December	January ~ June	12 months
	2024	2025	rolling
Net Earnings	$2,729	$5,985	$8,714	$7,503
Equity investments and securities (income)/loss, net	(285)	(581)	(866)	(637)
Provision for income taxes	1,607	1,311	2,918	3,017
Interest expense, net	515	518	1,033	1,143
Impairment related to the RBH equity investment	2,316	—	2,316	2,316
Depreciation, amortization and impairment of goodwill and other intangibles	975	1,011	1,986	1,814
Restructuring charges and Others (1)	256	243	499	424
Adjusted EBITDA	$8,113	$8,487	$16,600	$15,580

			June 30,	December 31,
			2025	2024
Short-term borrowings			$2,540	$137
Current portion of long-term debt			6,491	3,392
Long-term debt			42,431	42,166
Total Debt			$51,462	$45,695
Cash and cash equivalents			4,138	4,216
Net Debt			$47,324	$41,479

Ratios:
Total Debt to Adjusted EBITDA			3.10	2.93
Net Debt to Adjusted EBITDA			2.85	2.66
(1) For the period July 2024 to December 2024 "Others" includes loss on sale of Vectura Group ($199 million) and Egypt sales tax charge ($45 million). For the period January 2025 to June 2025 the full amount is related to restructuring charges.

						Schedule 15
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2025	2024	% Change		2025	2024	% Change
$ 3,412	$ 4,632	(26.3)%	Net cash provided by operating activities (1)	$ 3,062	$ 4,873	(37.2)%
(22)			Less: Currency	69
$ 3,434	$ 4,632	(25.9)%	Net cash provided by operating activities, excluding currency	$ 2,993	$ 4,873	(38.6)%

(1) Operating cash flow